UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2014

Commission File Number	Registrant; State of Incorporation; Address and Telephone Number	IRS Employer Identification No.

1-11459	PPL Corporation (Exact name of Registrant as specified in its charter) (Pennsylvania) Two North Ninth Street Allentown, PA 18101-1179 (610) 774-5151	23-2758192

1-32944	PPL Energy Supply, LLC (Exact name of Registrant as specified in its charter) (Delaware) Two North Ninth Street Allentown, PA 18101-1179 (610) 774-5151	23-3074920

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01. Other Events.

As previously reported, PPL Montana, LLC (“PPL Montana”), a wholly owned subsidiary of PPL Energy Supply, LLC (“PPL Energy Supply”), holds a joint operating license issued for the Kerr Hydroelectric Project No. 5 in Montana (the “Project”). The license extends until 2035 and, between 2015 and 2025, the Confederated Salish and Kootenai Tribes of the Flathead Nation (“Tribes”) have the option to purchase, hold and operate the Project at a conveyance price to be determined in accordance with the provisions in the license. In February 2013, PPL Montana and the Tribes submitted the issue of the appropriate amount of the Project conveyance price to arbitration. Arbitration was held before an American Arbitration Association panel in January 2014. On March 4, 2014, the arbitration panel issued its final decision holding that the entire conveyance price payable by the Tribes to PPL Montana is approximately $18.3 million. PPL Energy Supply is reviewing the decision. As a result of the decision, PPL Energy Supply will perform impairment testing on the Project. An impairment charge, if any, is not expected to exceed $29 million ($17 million after tax).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

PPL CORPORATION

By:	/s/ Vincent Sorgi
Vincent Sorgi Vice President and Controller

PPL ENERGY SUPPLY, LLC

By:	/s/ Vincent Sorgi
Vincent Sorgi Vice President and Controller

Dated: March 5, 2014